UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lear Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3386776
(State of Incorporation)	(I.R.S. Employer Identification No.)

21557 Telegraph Road
Southfield, Michigan 48034
(248) 447-1500
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Series A Jr. Participating Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates, if applicable: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Lear Corporation, a Delaware corporation (the “Company”), supplements and amends its Registration Statement on Form 8-A, filed on March 2, 2000, as follows:

Item 1. Description of Securities to be Registered.

     On December 9, 2004, the Company entered into an Amendment (the “Amendment”) to its Rights Agreement, dated as of March 1, 2000, between the Company and The Bank of New York, as rights agent. The Amendment provides that the Rights (as defined in the Rights Agreement) will expire at the close of business on December 15, 2004.

     The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.

Item 2. Exhibits.

4.1	Rights Agreement, dated as of March 1, 2000, between Lear Corporation and The Bank of New York, together with the Form of Certificate of Designations, the Form of Rights Certificate and Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 1 to Lear Corporation’s registration statement on Form 8-A filed on March 2, 2000)

4.2	Amendment to Rights Agreement, dated as of December 9, 2004, between Lear Corporation and The Bank of New York (filed herewith)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 9, 2004	LEAR CORPORATION
	By:	/s/ Daniel A. Ninivaggi
	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Rights Agreement, dated as of March 1, 2000, between Lear Corporation and The Bank of New York, together with the Form of Certificate of Designations, the Form of Rights Certificate and Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 1 to Lear Corporation’s registration statement on Form 8-A filed on March 2, 2000)

4.2	Amendment to Rights Agreement, dated as of December 9, 2004, between Lear Corporation and The Bank of New York (filed herewith)